EXHIBIT (13)(e)


  LIT MONEY MARKET DIVISION YIELD FOR 1996

  12/31/96    7.767625
  12/30/96    7.766898                   0.00509  total return for 7 days
  12/29/96   no unit value calculated             (7.767625-7.762535)
  12/28/96   no unit value calculated    0.000656   base period return
  12/27/96    7.764716                            (0.00509/7.762535)
  12/26/96    7.763989
  12/25/96   no unit value calculated    3.42%  yield for 7 day period
  12/24/96    7.762535                          ending 12/31/96
                                           ((7.767625-7.762535)/7.762535)*365/7

                                         3.48%  effective yield
                                                ((0.000656+1)^(365/7))-1